NO. _______________

QUEST OIL CORPORATION	§	IN THE DISTRICT COURT OF
§
v.	§
	§	HARRIS COUNTY, T E X A S
WILLIAM HUNTINGTON STINSON,	§
NANA ASOMANI-NYARKO and	§
NORMAN S. NEIDELL	§	_______ JUDICIAL DISTRICT

PLAINTIFF’S ORIGINAL PETITION, APPLICATION FOR
TEMPORARY RESTRAINING ORDER, TEMPORARY
INJUNCTION AND PERMANENT INJUNCTION, AND REQUEST
FOR ORDER FOR DEPOSITION TO INVESTIGATE CLAIMS

TO THE HONORABLE JUDGE OF SAID COURT:

NOW COMES, Plaintiff Quest Oil Corporation (“Quest”), and complains of Defendant William Huntington Stinson (“Stinson” or “Defendant”) and his co-conspirators, Nana Asomani-Nyarko (“Nana”), a Quest employee, and Norman S. Neidell (“Neidell”), a third-party consultant, and would respectfully show as follows:

I.
DISCOVERY LEVEL, VENUE AND JURISDICTION

This lawsuit shall be governed by Discovery Control Plan 3. See TEX. R. CIV. P. 190.

Venue is proper in Harris County because a substantial part of the events or omissions giving rise to the claims occurred in Harris County. See TEX. CIV. PRAC. & REM. CODE§ 15.002(a)(i).

Jurisdiction is proper because Stinson, Nana and Neidell are domiciliaries of Texas and the subject matter and amount in controversy are appropriate for this court.

II.
PARTIES

Plaintiff Quest Oil Corporation is a Nevada corporation, which has its principal place of business in Harris County, Texas.

Defendant William Huntington Stinson is an individual, whose domicile is Texas and who resides in Harris County. Stinson may be served with process by serving him at (a) 2802 Valley Manor Drive, Humble, Texas 77339; (b) 2802 Valley Manor Drive, Kingwood, Texas 77339; (c) 11200 Westheimer, Suite 200, Houston, Texas 77042; or (d) wherever he may be found.

Nana Asomani-Nyarko is an individual, whose domicile is Texas and who resides in Harris County. Nana may be served with process by serving him at (a) 2600 Westhollow Drive, Houston, Texas 77082; (b) 11200 Westheimer, Suite 200, Houston, Texas 77042; or (c) wherever he may be found.

Norman S. Neidell is an individual, whose domicile is Texas and who resides in Harris County. Neidell may be served with process by serving him at (a) 315 Vanderpool Lane, Houston, Texas 77024; (b) 2701 Westheimer, Houston, Texas 77098; (c) 823 Wax Myrtle Lane, Houston, Texas 77079; or (d) wherever he may be found.

III.
INTRODUCTION

This case is brought to prevent the destruction of Quest, a Nevada corporation, by an employee working without proper authority, committing ultra vires acts and acting as a rogue. William (Bill) Huntington Stinson has acted beyond his capacity and authority as Quest’s Chief Operating Officer. To all outsiders, Stinson has purported to seize control of Quest and its assets and operations after the resignation of Cameron King, former President, Chief Executive Officer and Director of Quest. Without the appropriate authority, Stinson has purported to act as Quest’s President and Chief Executive Officer, as well as acting as one of its five Directors, since February 24, 2006. Since that time, Stinson has engaged in activities clearly calculated to destroy Quest and has used Quest’s assets and resources for his own personal gain and pleasure.

By action of Quest’s board of directors and its interim President and Chief Executive Officer, has been authorized to terminate Stinson from his employment with Quest. See Exhibit “23”. Quest now brings this lawsuit against Stinson for breach of fiduciary duty, theft under the Texas Theft Liability Act (TEX. PENAL CODE§§ 31.03 & 31.05), misappropriation of trade secrets, fraud (by act and/or omission) and conversion, as well as exemplary damages for which there is no cap on punishment as a result of his conduct violating the standards found under TEX. PENAL CODE§ 32.45 (or alternatively, under § 41.003 of the TEX. CIV. PRAC. & REM. CODE). Quest’s actions against Nana and Neidell are as a co-conspirator acting jointly, in concert with, under an agreement with, and/or under the direction of, Stinson (Quest may seek to join additional co-conspirators or others acting jointly and/or in concert with Stinson). Quest primarily seeks injunctive relief against Stinson and then, on a limited basis, recovery of damages. Quest seeks similar injunctive relief against Nana and Neidell, as well as recovery of any damages caused by them or funds retained by them.

IV.
SUMMARY OF RELIEF SOUGHT

Injunction. Quest seeks to enjoin Stinson, Nana, Neidell and their agent(s) or other(s) acting on their respective behalf (hereinafter, “the Stinson Parties”), from (1) acting or purporting to act on behalf of Quest, (2) using, disclosing or benefitting from confidential trade secret and/or other confidential, proprietary or privileged information obtained during their employment at Quest, (3) entering any real property premises owned, leased or otherwise used by Quest for or to conduct its business, (4) using, secreting, destroying, holding, possessing or otherwise benefitting from any documents, tangible things or other property created, owned, held, licensed, or otherwise used, by Quest in its business, (5) communicating with, retaining, hiring, or otherwise benefitting from, any third party hired or purportedly hired on behalf of Quest, except for formal written communications copied to Quest or oral communications made in Quest’s presence, and that are made in the context of this litigation, (6) withdrawing, obtaining, using, secreting, using, or otherwise using, money, funds or other financial resources of Quest for any purpose, (7) concealing all activities, whether on behalf of Quest or not, that they have taken, individually, jointly or otherwise, since Stinson purported to assume the position(s) of Chief Executive Officer, President and/or Director of Quest since on or about February 24, 2006, (8) filing any litigation against Quest related to the circumstances made the basis of this lawsuit, without leave from the court permanently assigned to this case, and (9) filing, attempting to file, investigating, or otherwise pursuing, any litigation on Quest’s behalf.

Quest seeks a temporary restraining order and temporary injunction to enjoin the Stinson Parties from the foregoing list of acts. Quest further seeks to permanently enjoin the Stinson Parties from the foregoing list of acts as well as any other acts, conduct or activities as this Court may deem appropriate after a full trial of the merits. Such injunctive relief is necessary to prevent irreparable to Quest. Quest has no adequate remedy at law in the event one or more of the foregoing acts is permitted or not enjoined herein.

Immediate Depositions to Investigate Claims. Quest also seeks an order permitting the deposition of Stinson, Nana, Neidell, Henry W. Simon, Jr. and Mark C. Harwell in order to investigate potential claims against one or more people not already named as a defendant herein, who may be an additional co-conspirator with Stinson in his efforts to harm Quest in the past and/or in the future. In particular, Quest needs information regarding the Stinson Parties’ activities in relation to his and others’ expending, secreting, and/or otherwise improperly using, corporate assets, as well as his and others’ conduct in pursuing possible litigation and/or a bankruptcy through and with the assistance of attorneys and others.

Property Returned and, Alternatively, Compensatory Damages. Lastly, Quest seeks the return or repayment of fiduciary property withdrawn, held, expended, secreted, used or otherwise taken without authority. An amount of damages that is to be repaid and/or returned have not yet be determined, though the amounts sought are within the jurisdictional limits of this court. In addition, in the event one or more of the Stinson Parties have already disclosed confidential and/or privileged information to others, Quest will seek destruction and/or return of such duplicated information and may seek redress for damages that can be calculated with reasonable certainty, including, but not limited to, benefit of the bargain, unjust enrichment or another appropriate measure of its loss.

V.
EXHIBITS

The exhibits listed below are attached to this pleading and incorporated by reference as if fully set forth herein.

Exhibit “1”	Affidavit of Mark Baum

Exhibit “2”	Articles of Incorporation of Luna Technologies, Inc. (January 19, 1999)

Exhibit “3”	Corporate Charter for Luna Technologies, Inc. (January 20, 1999)

Exhibit “4”	Bylaws for the Regulation Except as Otherwise Provided by Statute or its Articles of Incorporation of Luna Technologies, Inc. (prior to September 9, 1999) [“Bylaws”]

Exhibit “5”	Certificate of Amendment to the Articles of Incorporation of Luna Technologies, Inc., a Nevada corporation (May 31, 1999)

Exhibit “6”	Certificate of Amendment to Articles of Incorporation for Nevada Profit Corporation (May 13, 2003)

Exhibit “7”	Certificate of Amendment to Articles of Incorporation for Nevada Profit Corporation

Exhibit “8”	Certificate of Amendment to Articles of Incorporation for Nevada Profit Corporation (September 7, 2004)

Exhibit “9”	Unanimous Written Consent of the Board of Directors of Quest Oil Corporation, A Nevada Corporation (June 29, 2005)

Exhibit “10”	Unanimous Written Consent of the Board of Directors of Quest Oil Corporation, A Nevada Corporation (August 1, 2005)

Exhibit “11”	Resignation of an Officer and Director (February 24, 2006)

Exhibit “12”	Unanimous Written Consent of the Board of Directors of Quest Oil Corporation, A Nevada Corporation (February 24, 2005)

Exhibit “13”	Written Consent of the Board of Directors of Quest Oil Corporation, A Nevada Corporation (February 24, 2006)

Exhibit “14”	Email From Breena Raniga Sharma to Hibernia Bank, copying Nana Asomani-Nyarko and Stinson, requesting the transfer of $500,000 to a Canadian bank

Exhibit “15”	Email string between Breena Raniga Sharma, Stinson and others regarding a trip to London

Exhibit “16”	Letter from Henry W. Simon, Jr. (Board Certified, Business Bankruptcy Law, Texas Board of Legal Specialization) regarding his engagement and a retainer paid to his law firm

Exhibit “17”	Resignation of an Officer and Director (March 31, 2006)

Exhibit “18”	Revocation by James J. Irwin of Offer to Resign

Exhibit “19”	Revocation by Joseph Wallen of Offer to Resign

Exhibit “20”	Majority Written Consent of the Board of Directors of Quest Oil Corporation, A Nevada Corporation (March 31, 2006)

Exhibit “21”	Acceptance of Director Position, Quest Oil Corporation by Chris Phillips, CPA (April 1, 2006)

Exhibit “22”	Acceptance of Director Position, Quest Oil Corporation by James B. Panther, II (April 1, 2006)

Exhibit “23”	Majority Written Consent of the Board of Directors of Quest Oil Corporation, A Nevada Corporation (April 1, 2006)

VI.
FACTUAL BACKGROUND

Corporate Background. Quest Oil Corporation was originally incorporated as Luna Technologies, Inc. on January 19, 1999 and chartered as a corporation by the State of Nevada on January 20, 1999. See Exhibits “1”, “2” & “3”. As Luna Technologies, Inc., certain bylaws were adopted and now govern Quest’s daily activities. See Exhibits “1” and “4”. Thereafter, on May 31, 1999, Luna Technologies, Inc. changed its name and began operating as Luna Medical Technologies, Inc. See Exhibits “1” and “5”. On May 13, 2003, Luna Medical Technologies, Inc. changed its corporate name to be Lanwerx Entertainment, Inc. See Exhibits “1” and “6”. Lanwerx Entertainment, Inc. then amended its articles of incorporation to operate under the name Gamestate Entertainment, Inc. See Exhibits “1” and “7”. On September 7, 2004, the corporate name of Quest Oil Corporation came into existence when Gamestate Entertainment, Inc. changed its name. See Exhibits “1” and “8”. Gamestate Entertainment, Inc. was operating under the Luna Technologies, Inc. bylaws and thus, Quest continued operating under the same when the corporate name change occurred. See Exhibit “1”. No other bylaws have been adopted under which Quest has been, and is currently, operating. See Exhibit “1”.

Four Directors Remain When King Resigns. Since June 29, 2005, Stinson has been acting as Quest’s Chief Operating Officer. See Exhibits “1”, “9” & “10”. On February 24, 2006, Cameron S. King (“King”) resigned his from his positions at Quest as President and Chief Executive Officer, as well as in his capacity as one of its five (5) directors. See Exhibits “1” & “11”. Upon his resignation, then, there were four (4) remaining directors at Quest. See Exhibit “1”. It is undisputed that the remaining directors at Quest immediately after King’s resignation on February 24, 2006, were Joseph F. Wallen (“Wallen”), James Douglas Brown (“Brown”), James Irwin (“Irwin”) and Douglas Blackman (“Blackman”). See Exhibit “1”; see also Exhibit “12”.

Stinson Begins to Act Without Directors’ Proper Approval. On February 24, 2006, a resolution is presented to the directors, whereby King’s resignation is accepted, Stinson is proposed to be appointed as Quest’s President and its Chief Executive Officer, and Stinson is proposed to be appointed to fill King’s vacancy on the Board of Directors. See Exhibits “1” & “12”. However, quite clearly, Stinson’s appointments were never accepted by the board, as a majority of remaining directors did not vote for said appointments. See Exhibits “1”, “4” & “12”.1 Only two (2) out of four (4) then-existing directors voted to appoint Stinson as the President and Chief Executive Officer, and to be the fifth member of the board of directors. See Exhibits “1” & “12”. Fifty (50) percent of the then-existing board of directors does not constitute a majority.

With regard to appointing directors, “[v]acancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director...” Exhibit “4” at Art. III, § 4 at pgs. 8-9 (a/k/a E-9 - E-10). As for filling the position of an officer (in particular, a president and CEO), “[t]he officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the board of directors, and each shall hold his office until he shall resign....” Exhibit “4” Art. IV, § 2 at pg. 12 (a/k/a pg. E-13). Section 5 states that “[a]ny vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.” Exhibit “4” Art. IV, § 5 at pg. 13 (a/k/a pg. E-14); see also id. Art. IV, § 3 at pg. 12 (a/k/a E-13) [relating to “Subordinate Officers, Etc.” and obviously not applicable to our current situation].

_____________________
1Resignations of directors and officers do not need a board resolution to be effective. Exhibit “4” at Art. III, § 4, at pg. 8 (E-9) [“A vacancy or vacancies in the board of directors shall be deemed to exist in case of the death, resignation or removal or any director...”] & Art. IV, §§ 2 & 4 at pgs. 12-13 (a/k/a pgs. E-13 - E-14) [“The officers of the corporation ... each shall hold his office until he shall resign....”; “Any officer may resign at any time by giving written notice to the board of directors or to the president, or to the secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.”].

No specific provisions exist regarding the appointment of a person to succeed a resigned president and chief executive officer, rendering the default rules for conducting board of directors business to be effective for such appointments. In this regard, the Bylaws require as follows in order for it to transact business:

A majority of the unauthorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present, shall be regarded as the act of the board of directors, unless a greater number be required by law or by the Articles of Incorporation.

Exhibit “4” Art. III, § 12 at pgs. 10-11 (a/k/a E-11 - E-12); compare Exhibits “2” & “5”-“8” (no modification of voting rules for board of directors by Articles). As further support, there is no evidence that any actual meeting of the board of directors was held to appoint Stinson to any position after King’s resignation, nor an appropriate written waiver obtained by all directors for any such actual meeting to not be required. See Exhibit “4d” Art. V, § 3 at pgs. 19-20 (a/k/a E-20 - E-21).

Since King’s resignation on February 24, 2006, Stinson has purported to act as President, as Chief Executive Officer and as one of Quest’s directors, with only the votes of Wallen and Blackman supporting his appointment. By way of example, Stinson railroaded through the board of directors a resolution that he be authorized to “open any new bank account in the name of the Corporation at any financial institution” and “be a signatory on the account”. See Exhibits “1” & “13” (reflecting only the valid votes of Irwin and Wallen on February 24, 2006, though the resolution is based on a false premise - that Stinson is Quest’s President and one of its directors). Since that time, Stinson has also opened bank accounts at an unknown number of financial institutions and has transferred and/or expended a large, though unknown and unaccounted for, funds on unsubstantiated projects, including, but not limited to, ‘wining and dining’ foreign dignitaries and engaging bankruptcy counsel, see, e.g., Exhibits “14”, “15” & “16”.

The Board of Directors Re-organizes. On March 31, 2006, Blackman resigns from his positions of Secretary and director. See Exhibit “17”. In addition, on that same day, Irwin and Wallen communicated to Quest that any offers to resign, and/or discussions of their resignations, are revoked and ineffective. See Exhibits “18” & “19”. Following Blackman’s resignation, the three-member board’s first resolution was to elect James B. Panther, II (“Panther”) and Chris Phillips, CPA (“Phillips”) as substitute directors on that same day. See Exhibit “20”. On April 1, 2006, Both men have agreed to act as substitute directors until the next annual Board of Directors’ meeting. See Exhibits “21” & “22”.

On April 2, 2006, with a full five-member board of directors, the board’s first resolution was an effort to clarify what has transpired over the last month and a half regarding the operations of Quest. See Exhibit “23”. Although the document is the best evidence of the board’s resolution, it essentially (1) appoints Panther to the position of interim President and Chief Executive Officer of Quest with an initial term not to exceed thirty (30) days [though the term shall renew unless and until a permanent replacement is appointed]; (2) permits Panther to effect changes to signature cards and custodianship of any and all bank accounts of Quest and its subsidiaries, and requires him to report back to the Board on cash positions of such accounts; (3) authorizes Panther to obtain directors and officers liability insurance for certain directors and officers of Quest; (4) grants Panther authority to request that Stinson resign as Chief Operating Officer, his only current, lawful position with Quest, or to terminate Stinson, if necessary; (5) authorizes Panther to take executive actions to run Quest’s day-to-day activities; (6) authorizes Panther to provide notice to the current Transfer Agent of his position with Quest and that Stinson is no longer the Chief Operating Officer; (7) pays Panther for the fulfillment of his new duties; and (8) authorizes the Board to engage litigation counsel to protect Quest’s interests. See id. All necessary signatures have been obtained on said resolution. See id.

VI.
CAUSES OF ACTION

Breach of fiduciary duty. Quest incorporates the previous paragraphs of this pleading into its description of this claim. Stinson is liable to Quest for his breach of his fiduciary duties of loyalty and candor during his employment. Breaches of such duties have proximately caused harm to Quest. In particular, Stinson has performed ultra vires acts, which were never authorized by his position as Chief Operating Officer, nor were they ever authorized by a legal and appropriate vote of the board of directors or other lawful authority. Stinson, with the assistance of one or more of the Stinson Parties, has acted to divert corporate opportunities away from Quest for his/their own personal future gain. On information and belief, Stinson has wrongfully disclosed confidential and proprietary trade secret information to third parties without the requisite safeguards of confidentiality and/or without the requisite safeguards of trust that such information would only be used for Quest’s benefit.

It appears that Stinson has engaged third parties, including, but not limited to, attorney Henry W. Simon, Jr. of Barlow, Garsek & Simons, L.L.P. as a bankruptcy counsel (“Simon”), and attorney Mark A. Harwell of Cotham, Harwell & Evans, P.C. as litigation counsel (“Harwell”. There has been no consultation with, or authority obtained from, the board of directors regarding such retentions. On information and belief, Stinson’s scheme may include taking steps to force Quest into bankruptcy and/or allowing there to be suits filed against various persons and/or entities getting in Stinson’s path to profitability for him and not Quest. Stinson has apparently retained Simon and Harwell in Quest’s name and paid each a retainer out of Quest’s funds with no legitimate, reasonable and/or necessary business purpose. Simon and Harwell have thus become material witnesses to Stinson’s scheme to harm, or cause harm to, Quest’s legitimate business interests in the development of its oil and gas properties. It has become necessary, therefore, to secure their depositions in order to investigate potential claims against others who may be acting with or at the behest of the Stinson Parties. For the reasons stated below, however, such depositions must be confidential to ensure that Quest’s confidential, proprietary and/or privileged information is not disclosed to the public.

Quest seeks injunctive relief against the Stinson Parties to enjoin activities that may assist them in their scheme to divert corporate opportunities away from Quest and into the hands of their co-conspirators and/or deceived business partners as a result of Stinson’s breaches of his fiduciary duties. In addition and in the alternative, Quest seeks to disgorge any benefits Stinson has obtained, retained or otherwise gained as a result of his breach of said fiduciary duties, and/or recover compensatory damages from the Stinson Parties and any other co-conspirators for any benefit-of-the-bargain Quest loses as a result of Stinson’s wrongful conduct in this regard. As with this claim and the others throughout the remainder of this pleading, Quest is entitled to recover under a constructive trust theory for Stinson’s and/or his co-conspirators’ fraudulent and/or wrongful conduct, or such other conduct that amounts to a breach of confidence.

Theft and/or Misappropriation of Trade Secrets. Quest incorporates the previous paragraphs of this pleading into its description of this claim. In the last year to year and a half, Quest has aggressively pursued the purchase of certain oil and gas properties in Canada and Texas with the prospect of developing them if the oil and/or gas could be produced in a manner that would be profitable to it. In conjunction with its purchases and business planning efforts, Quest has retained experts who have performed analyses of the properties, particularly the property in Canada. It is these business efforts and plans that are confidential and proprietary trade secrets to Quest. In this highly competitive business of prospecting on oil and gas properties, such information is invaluable to competitors who have not taken the time and human and monetary resources to explore such properties and it helps Quest gain an advantage over them in the marketplace. By way of example, there is nothing to prevent a third party who has wrongfully obtained or received Quest’s confidential and proprietary trade secrets from purchasing potentially valuable adjacent land and/or shallower and/or deeper interests in the same property. Quest’s expenditure of human and monetary resources in analyzing and developing its plans for these oil and gas interests has amounted to over $1 million.

Prior to Stinson’s unauthorized assumption of power at Quest, officers and directors took steps to safeguard the confidentiality of Quest’s research, analyses and other information on these prospects, then purchased, oil and gas properties in Canada and Texas. Such information was not disclosed to third parties without an agreement and/or understanding of confidentiality and trust. Since Stinson assumed Quest’s reigns, evidence suggests that Stinson has not taken similar efforts. As a result, he must be enjoined now to prevent further damage. The other Stinson Parties must be similarly enjoined, as well as any other person who Quest is able to determine has wrongfully received such confidential, proprietary and trade secret information.

In the event Quest learns that its injunctive efforts are too late to prevent some disclosure of such information, Quest still seeks its injunctive relief against the Stinson Parties, as well as any yet-to-determined third parties, and then, in the alternative, seeks compensatory damages against any and all culpable parties. Use by the Stinson Parties and/or wrongful disclosure of such information to other third parties, amounts to theft and is compensable both under Texas common law and by statute. See TEX. CIV. PRAC. & REM. CODE, §§ 134.001, et seq. Not only does Quest seek damages that might compensate it for its loss, but it also seeks additional damages recoverable under Section 134.005(a)(1) and attorneys’ fees from the Stinson Parties pursuant to TEX. CIV. PRAC. & REM. CODE§ 134.005(b) as a result of the foregoing acts constituting theft and/or theft of trade secrets.

Conversion. Quest incorporates the previous paragraphs of this pleading into its description of this claim. Quest asserts a claim for common law conversion as an alternative theory of recovery against the Stinson Parties and any other third parties who have taken Quest’s property, and appropriated it to their own use, and/or sold, licensed or otherwise disposed of it. Quest is entitled to the highest market value of its converted property between the date of the conversion and the date of suit because the Stinson Parties and/or their individual and/or collective third party co-conspirators have converted Quest’s property (whether deemed confidential, proprietary, privileged, trade secret and/or otherwise) by breach of a fiduciary duty, through active fraud or fraud by omission, willful wrong, gross negligence and/or malice.

Conduct Giving Rise to Punitive Damages. Quest incorporates the previous paragraphs of this pleading into its description of this claim. Stinson’s, Nana’s and Neidell’s conduct amounts to fraud by their individual and/or collective actions, active concealment and/or omission. But for one or more of their individual and/or collective material misrepresentations, actions to actively conceal, and/or omissions, (1) Quest would not have conducted business with certain individuals and/or entities, (2) Quest’s confidential, proprietary and/or privileged trade secret information would not have been disclosed to certain individuals and/or entities, and/or (3) Quest’s efforts to develop its oil and gas properties, as well as possibly others adjacent thereto, would be further along and less attractive to others.

Such fraudulent act(s) and/or omission(s) have caused Quest harm, enough so to justify the imposition of injunctive relief, disgorgement-type damages, and/or in the alternative, compensatory damages. Quest is also justified in seeking punitive damages against Stinson, Nana, and potentially third parties, because of their fraud and/or malice. Without limitation, Quest also pleads that the cap provided by Section 41.008(b) should not apply to this case, as Stinson’s, Nana’s, Neidell’s and/or others’ knowing and/or intentional conduct amounted to a misapplication of fiduciary property.

VI.
INJUNCTIVE RELIEF

Quest seeks injunctive relief against the Stinson Parties in their scheme to hurt Quest’s efforts to develop its oil and gas properties and divert any potential benefits for their own personal gain. As set forth in detail above, Stinson was never authorized to assume the position of President, Chief Executive Officer or director of Quest. On February 24, 2006, Stinson changed his position at Quest from Chief Operating Officer to something else and changed the status quo. Quest now seeks to return the parties to the status quo, which is where (a) Quest operates with five (5) properly elected directors on its Board of Directors, (b) Quest has a properly elected President and Chief Executive Officer, and (c) Quest’s daily business transactions continue with authority from properly elected officers and directors.

The status quo has not existed for the last seven (7) weeks, wherein Quest operated under the direction of a rogue, unauthorized employee, and began took a series of steps with Stinson that were not its modus operandi, such as, opening several new bank accounts for no apparent reason, transferring large sums of funds to foreign banks, paying out large sums of money to win favors from, ‘grease the palms’ of, foreign dignitaries, and paying out large sums of money to retain bankruptcy and litigation attorneys. Based on the evidence presented above, it is quite clear that Quest has shown a probable right to recovery on its claims that Stinson was acting without authority of the board for the last month and a half. It is also quite clear that Stinson and his co-conspirators, including, but not limited to, Nana and Neidell, need to cease their out-of-the-ordinary and harmful activities toward Quest.

It is also quite clear, from the discussion above, that Quest has an interest in trade secret - it cost money, time and effort to create, it is valuable information to competitors worth protecting, and, prior to Stinson’s assumption of power, such information was kept confidential. Stinson and/or his co-conspirators’ disclosure of confidential, proprietary and/or trade secret information would cause Quest irreparable harm, for which Quest has no adequate remedy at law. Quest will lose its competitive advantage and its information becomes immeasurably diluted. If such information has been disclosed in transactions and/or relationships not founded on confidentiality and/or trust, Quest’s need for relief is even more urgent and immediate, so that it can attempt to salvage its value and foreclose the possibility of further dilution of same. A temporary restraining order must be quickly granted so that Quest may act and mitigate potential damages.

Quest seeks a temporary restraining order and temporary injunction against Stinson and Nana to enjoin them from (1) acting or purporting to act on behalf of Quest, (2) using, disclosing or benefitting from confidential trade secret and/or other confidential, proprietary or privileged information obtained during their employment at Quest, (3) entering any real property premises owned, leased or otherwise used by Quest for or to conduct its business, (4) using, secreting, destroying, holding, possessing or otherwise benefitting from any documents, tangible things or other property created, owned, held, licensed, or otherwise used, by Quest in its business, (5) communicating with, retaining, hiring, or otherwise benefitting from, any third party hired or purportedly hired on behalf of Quest, except for formal written communications copied to Quest or oral communications made in Quest’s presence, and that are made in the context of this litigation, (6) withdrawing, obtaining, using, secreting, using, or otherwise using, money, funds or other financial resources of Quest for any purpose, (7) concealing all activities, whether on behalf of Quest or not, that he has taken since Stinson purported to assume the position(s) of Chief Executive Officer, President and/or Director of Quest since on or about February 24, 2006, (8) filing any litigation against Quest related to the circumstances made the basis of this lawsuit, without leave from the court permanently assigned to this case, and (9) filing, attempting to file, or otherwise pursuing, any litigation on Quest’s behalf. The reasons for the immediate entry of a temporary restraining order should be very clear from this list of enjoin activities, which are set forth very specifically and calculated to preserve the assets and value of Quest.

In a further effort to preserve its assets, Quest moves this Court to enter an order permitting the board of directors to exclude any person, other than any person or entity owning a superior right to enter and/or possess its leased premises, from entering Quest’s principal office in Houston, Harris County, Texas, which is located 11200 Westheimer, Suite 200, Houston, Texas 77042. Quest further moves this Court to permit it to change its locks (with permission from the landlord pursuant to the relevant lease), and take possession of all Quest property on said premises to the exclusion of others. Quest moves that it be granted five (5) business days to inventory its property at said premises and then permit employees to gather their personal belongings, as they may deem fit at such time as they are permitted to re-enter the principal office, and under terms defined by the board of directors. Theft, copying, secretion, disclosure and/or use of Quest property, particularly its confidential, proprietary and/or trade secret information, is at the forefront of Quest’s concerns in this lawsuit and are the primary motivating factors for filing same. Given even a short amount of time and use of today’s technology, such information can easily be stolen, copied, secreted, disclosed and/or used to Quest’s detriment and such activities would cause irreparable harm to Quest.

VII.
REQUEST FOR DEPOSITIONS BEFORE SUIT TO INVESTIGATE CLAIMS

This application for depositions before suit to investigate claims is being brought in the Harris County, the county in which Quest anticipates litigating the issues on which depositions are sought. Quest anticipates that it will be a party to such litigation once these claims are investigated and its suspicions are confirmed. Quest seeks the depositions of Stinson, Nana, Neidell, Morris and Harwell in order to investigate its suspicions of a conspiracy to harm Quest’s business through acts or omissions constituting, without limitation, breaches of fiduciary duties, breaches of confidence, misappropriation of trade secrets, theft, conversion, fraudulent inducement and/or fraudulent concealment. Quest also seeks to learn where its assets have been spent, secreted, embezzled, or otherwise used, whether in the form of cash, check, negotiable instrument, or other form of monetary funds.

Such depositions are necessary to not only learn more about the nature of the wrongdoings against Quest, but also the names, addresses and telephone numbers of persons to whom Quest expects to have adverse interests in its anticipated suit. Quest has diligently sought out such information through its own investigations and inquiries, but such attempts have been unavailing. Quest requests that this Court sign an order authorizing Quest to take the depositions of Stinson, Nana, Neidell, Morris and Harwell on the subjects outlined above and to obtain the stated necessary information.

VI.
PRAYER

WHEREFORE, PREMISES CONSIDERED, Plaintiff Quest Oil Corporation prays that Defendants William Huntington Stinson, Nana Asomani-Nyarko and Norman S. Neidell be cited to appear and answer herein, and after a trial on the merits, this Court grant Quest’s request for a permanent injunction against Stinson, as well as for a judgment for monetary damages as set forth above, post-judgment interest at the highest legal rate under applicable law, attorneys’ fees, and costs of court. In the interim and without the necessity of notice and a hearing, prays that this Court enter a temporary restraining order enjoining Stinson, Nana, Neidell and their agent(s) or other(s) acting on their respective behalf, from (1) acting or purporting to act on behalf of Quest, (2) using, disclosing or benefitting from confidential trade secret and/or other confidential, proprietary or privileged information obtained during their employment at Quest, (3) entering any real property premises owned, leased or otherwise used by Quest for or to conduct its business, (4) using, secreting, destroying, holding, possessing or otherwise benefitting from any documents, tangible things (including, but not limited to, keys, access cards, vehicles, etc.) or other property created, owned, held, licensed, or otherwise used, by Quest in its business, (5) communicating with, retaining, hiring, or otherwise benefitting from, any third party hired or purportedly hired on behalf of Quest, except for formal written communications copied to Quest or oral communications made in Quest’s presence, and that are made in the context of this litigation, (6) withdrawing, obtaining, using, secreting, using, or otherwise using, money, funds or other financial resources of Quest for any purpose, (7) concealing all activities, whether on behalf of Quest or not, that they have taken, individually, jointly or otherwise, since Stinson purported to assume the position(s) of Chief Executive Officer, President and/or Director of Quest since on or about February 24, 2006, (8) filing any litigation against Quest, and/or its agents or privies, related to the circumstances made the basis of this lawsuit, without leave from the court permanently assigned to this case, and (9) filing, attempting to file, investigating, or otherwise pursuing, any litigation on Quest’s behalf. Quest also seeks, by way of temporary restraining order, orders permitting the board of directors (a) to exclude any person (other than any person or entity owning a superior right to enter and/or possess its leased premises) from entering Quest’s principal office in Houston, Harris County, Texas, which is located 11200 Westheimer, Suite 200, Houston, Texas 77042, and/or any and all other Quest offices in Harris County, Texas, (b) to change the locks (with permission from the landlord pursuant to the relevant lease) 11200 Westheimer, Suite 200, Houston, Texas 77042 and/or any and all other Quest offices in Harris County, Texas, (c) to take possession of all Quest property on said premises to the exclusion of others, and (d) to have exclusive rights to the personal property at 11200 Westheimer, Suite 200, Houston, Texas 77042 and/or any and all other Quest offices in Harris County, Texas, for five (5) business days, so that it may inventory such personal property and then permit employees to gather their personal belongings, as they may deem fit at such time as they are permitted to re-enter the principal office under terms defined by the board of directors. Quest also prays for an order authorizing the depositions of Stinson, Nana, Neidell, Henry W. Simon, Jr. and Mark C. Harwell on the subjects outlined above within five (5) business days of entry of a temporary restraining order. Lastly, Quest prays for all such other and further relief to which it may show itself to be justly entitled.

Respectfully submitted,
ZIMMERMAN, AXELRAD, MEYER, STERN & WISE, P.C.

By:
Robert A. Axelrad
State Bar No. 01457450
Ben L. Dyer
State Bar No. 24011457
3040 Post Oak Blvd., Suite 1300
Houston, Texas 77056
Tel: (713) 552-1234
Fax: (713) 963-0859

ATTORNEYS FOR PLAINTIFF QUEST OIL CORPORATION

VERIFICATION

STATE OF CALIFORNIA	§

COUNTY OF SAN DIEGO	§

BEFORE ME, the undersigned authority, appeared James B. Panther, II, who is currently the President and Chief Executive Officer of Quest Oil Corporation, as well as an elected substitute director on Quest Oil Corporation’s Board of Directors, who, being by me duly sworn on oath, deposed and said that he is duly qualified and authorized in all respects to make this affidavit on behalf of Quest Oil Corporation, that he has read the above and foregoing Plaintiff's Original Petition, Application for Temporary Restraining Order, Temporary Injunction and Permanent Injunction, and Request For Order for Deposition to Investigate Claims, and that every fact contained therein is true and correct within his personal knowledge as the current President and Chief Executive Officer of Quest Oil Corporation, and a director on Quest Oil Corporation’s Board of Directors.

QUEST OIL CORPORATION

By:
Name:	James B. Panther, II
Title:	President,
Chief Executive Officer and
Director, Quest Oil Corporation

SWORN TO AND SUBSCRIBED BEFORE ME, the undersigned authority on this 4th day of April 2006, which witness my hand and official seal.

Notary Public in and for
The State of California

VERIFICATION

STATE OF TEXAS	§

COUNTY OF GILLESPIE	§

BEFORE ME, the undersigned authority, appeared Joseph Wallen, who is currently the Chief Financial Officer of Quest Oil Corporation, as well as an elected director on Quest Oil Corporation’s Board of Directors, who, being by me duly sworn on oath, deposed and said that he is duly qualified and authorized in all respects to make this affidavit on behalf of Quest Oil Corporation, that he has read the above and foregoing Plaintiff's Original Petition, Application for Temporary Restraining Order, Temporary Injunction and Permanent Injunction, and Request For Order for Deposition to Investigate Claims, and that every fact contained therein is true and correct within his personal knowledge as the current Chief Financial Officer of Quest Oil Corporation, and a director on Quest Oil Corporation’s Board of Directors.

QUEST OIL CORPORATION

By:
Name:	Joseph Wallen
Title:	Chief Financial Officer and
Director, Quest Oil Corporation

SWORN TO AND SUBSCRIBED BEFORE ME, the undersigned authority on this 4th day of April 2006, which witness my hand and official seal.

Notary Public in and for
The State of Texas